                                                                   Exhibit 3.3B

                                     BYLAWS

                                       OF

                                  BERNEY, INC.

                                  ------------
                                     BYLAWS
                                  ------------

                                TABLE OF CONTENTS

                                                                     Page

ARTICLE I.    LOCATION OF CORPORATION                                 1

                  Section 1.  Registered Office and Agent             1
                  Section 2.  Principal Business Office               1
                  Section 3.  Other Offices                           1

ARTICLE II.   STOCKHOLDERS' MEETINGS                                  1

                  Section 1.  Annual Meeting                          1
                  Section 2.  Notice of Annual Meeting                2
                  Section 3.  Special Meetings                        2
                  Section 4.  Notice of Special Meeting               3
                  Section 5.  Waiver of Notice                        3
                  Section 6.  Action Without Meeting                  4
                  Section 7.  Quorum                                  4
                  Section 8.  Voting                                  4
                  Section 9.  Proxies                                 5
                  Section 10. Closing of Transfer Books and
                                Fixing Record Dates                   5
                  Section 11. List of Stockholders Entitled
                                to Vote                               6
                  Section 12. Order of Business Meetings              7

ARTICLE III.  DIRECTORS                                               7

                  Section 1.  Number, Qualification, Term
                              and Election                            7
                  Section 2.  Vacancies                               8
                  Section 3.  Regular Meetings                        9
                  Section 4.  Special Meetings                        9
                  Section 5.  Waiver of Notice of
                                Special Meetings                      9
                  Section 6.  Place of Meetings                      10
                  Section 7.  Action Without Meeting                 10
                  Section 8.  Telephone and Similar Meetings         10

                  Section 9.  Quorum                                 10
                  Section 10. Voting                                 11
                  Section 11. Compensation                           11
                  Section 12. Contracts                              11

ARTICLE IV.   COMMITTEES                                             12

                  Section 1.  Designation of Committees              12
                  Section 2.  Powers of Committees                   12
                  Section 3.  Meetings                               13
                  Section 4.  Record of Proceedings                  13
                  Section 5.  Quorum                                 14
                  Section 6.  Compensation                           14

ARTICLE V.    OFFICERS                                               14

                  Section 1.  Election end Appointment               14
                  Section 2.  Suspension and Removal                 15
                  Section 3.  Powers and Duties of the
                                Chairman of the Board                15
                  Section 4.  Powers and Duties of the
                                President                            15
                  Section 5.  Powers and Duties of the
                                Vice-President                       16
                  Section 6.  Powers and Duties of the
                                Secretary                            17
                  Section 7.  Powers and Duties of the
                                Treasurer                            17
                  Section 8.  Assistant Officers                     18
                  Section 9.  Returns and Statements                 18
                  Section 10. Compensation                           18
                  Section 11. Emeritus Status                        19

ARTICLE VI.   CAPITAL STOCK                                          19

                  Section 1.  Certificates Representing
                               Shares of Stock                       19
                  Section 2.  Transfer Agent and Registrar           20
                  Section 4.  Lost, Stolen or Destroyed
                                Certificates                         21
                  Section 5.  Record Holders                         22

ARTICLE VI.   MISCELLANEOUS                                          22

                  Section 1.  Corporate Seal                         22

                  Section 2.  Contracts, Etc.                        22
                  Section 3.  Deposits. Checks and
                                Drafts                               23
                  Section 4.  Dividends                              23
                  Section 5.  Indemnification of Officers,
                                Directors, Employees and
                                Agents; Insurance                    24

ARTICLE VIII.     AMENDMENT OF BYLAWS                                27

                  Section 1.  Alterations, Amendments
                                or Repeals                           27

                                  BERNEY, INC.

                                     BYLAWS

                                    ARTICLE I

                             LOCATION OF CORPORATION

            Section 1. REGISTERED OFFICE AND AGENT. The Corporation shall have and maintain in the State of Alabama an agent registered with the Secretary of State of Alabama, and a registered office which shall be located in the City of Montgomery, Country of Montgomery, State of Alabama.

            Section 2. PRINCIPAL BUSINESS OFFICE. The principal office of this Corporation shall be located in the City of Montgomery, County of Montgomery, State of Alabama.

            Section 3. OTHER OFFICES. This Corporation may also have offices at such other places within and without the State of Alabama as the Board of Directors may from time to time designate.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

            Section 1. ANNUAL MEETING. The annual meeting of the Stockholders of this Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of this Corporation, or at such other place within or without the State of Alabama as may be designated from time to time, on the first day in June in each year, at 10:00 o'clock in the morning, or in the event that the same shall fall upon a legal holiday, then upon the next succeeding business day. However, failure to hold the annual meeting on the date specified shall not impair the organization of the Corporation, and in the event of such failure, the annual meeting may be postponed, or it may be called prior to the date specified, in which event each Stockholder of record shall be notified as provided in Article II, Section 2 of the Bylaws.

            Section 2. NOTICE OF ANNUAL MEETING. Notice of any annual meeting of the Stockholders of this Corporation shall be given in writing, personally or by mail, by the secretary to each Stockholder of record not less than ten (10) nor more than sixty (60) days before such meeting and if special action is to be taken, such notice shall also state the special action which is proposed to be taken. If notice of the annual meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If one of the purposes of the annual meeting is to consider an increase of the stock or bonded indebtedness of this Corporation or the merger or consolidation of this Corporation and another, notice of such meeting shall be given in the manner prescribed in this section not less than thirty (30) nor more than sixty (60) days before such meeting.

            Section 3. SPECIAL MEETINGS. A special meeting of the Stockholders of this Corporation may be called at any time by the president and shall be called by the president or the secretary at any time upon the


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written request of Stockholders holding at least ten (10%) percent of the capital stock of this Corporation then issued and outstanding and entitled to vote, or upon the written request of a majority of a quorum of the Board of Directors. Such meeting may be held at any time and at any place within or without the state, which time and place shall be specified in such request. No business other than that specified in the notice of the meeting shall be transacted.

            Section 4. NOTICE OF SPECIAL MEETING. Notice of any special meeting of the Stockholders of this Corporation shall be given in writing, personally or by mail, by the secretary to each Stockholder of record not less than ten (10) days nor more than sixty (60) days before such meeting. The notice shall state the time and place of such meeting, and such notice shall also state the purpose, or purposes, for which the meeting is called. If notice of a special meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the Stockholder of record at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If the purpose of the special meeting is to increase the stock or bonded indebtedness of this Corporation or the merger or consolidation of this Corporation and another, twenty (20) days notice of such meeting shall be given in the manner prescribed in this section.

            Section 5. WAIVER OF NOTICE. Any Stockholder entitled to notice pursuant to these Bylaws may waive notice either of the annual or any special meeting of the Stockholders before or after the time stated in such


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notice. A waiver of notice in writing signed by the Stockholder entitled to such notice shall be equivalent to the giving of such notice.

            Section 6. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Such consent shall have the same force and effect as an unanimous vote of the Stockholders and may be stated as such in any writing or document.

            Section 7. QUORUM. Except as otherwise specially provided by law or by the certificate of incorporation, the holders of a majority of the issued and outstanding capital stock of this Corporation, present or represented by proxy at any meeting of Stockholders, shall constitute a quorum, except that if less than a quorum of the Stockholders be present or represented by proxy at any meeting, a majority of those present or represented thereat may, after the lapse of at least half an hour, adjourn the meeting to a future time not less than nor more than seven (7) days later, and the secretary shall thereupon give at least five (5) days notice by certified mail to each Stockholder entitled to vote who was absent from such meeting.

            Section 8. VOTING. Each Stockholder of this Corporation shall be entitled to one vote, in person or by proxy, for each share of capital stock standing in the name of such Stockholders on the books of this Corporation. There shall be no voting of treasury shares allowed. When a quorum is


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present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation. a different vote is required in which case such express provision shall govern and control the decision of such question.

            Section 9. PROXIES. A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

            Section 10. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATES. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shell not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

            If no record date is fixed, the record date for determining Stockholders entitled to notice of or to vote at any meeting of Stockholders shall be the close of business on the day next preceding the day on which


                                      -5-
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notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            Section 11. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The secretary of the Corporation shall prepare and make or cause to be prepared and made, from the stock ledger of the Corporation, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. This list shall be produced and kept open at the time and place of the meeting and should be subject to the inspection of any Stockholder of record during the whole time of the meeting and for a period of ten (10) days prior thereto, during ordinary business hours, for any purpose germane to the meeting. The list shall be kept at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified. at the place where the meeting is to be held. In the absence of objection by any stockholder, failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting.


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            Section 12. ORDER OF BUSINESS MEETINGS. The order of business at annual meetings, and so far as practicable at all other meetings of Stockholders, shall be as follows:

                  (a) DUE NOTICE. Proof of due notice of meeting or waiver thereof.

                  (b) ROLL CALL. Call of roll - examination of proxies.

                  (c) PRIOR MINUTES. Reading and disposal of any unapproved minutes.

                  (d) ANNUAL REPORTS. Annual reports of officers and committees.

                  (e) UNFINISHED BUSINESS. Completion of unfinished business.

                  (f) NEW BUSINESS. Consideration of new business.

                  (g) ELECTION. Election of directors.

                  (h) ADJOURNMENT. Adjournment of meeting.

                                   ARTICLE III

                                    DIRECTORS

            Section 1. NUMBER, QUALIFICATION, TERM AND ELECTION. The business, affairs and property of this Corporation shall be managed by a Board of Directors, consisting of not less than two (2) nor more than fifteen (15) members.


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            Section 2. VACANCIES. If the office of any Director shall become vacant between annual meetings for any reason, the remaining Directors may,


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by a majority vote, though less than a quorum of the Board of Directors, elect a
Director to the class of the Director being replaced, and any Director so elected shall hold office for the remaining term of the Director being replaced and until his successor shall have been duly elected by the Stockholders. Any Director may resign at any time upon written notice to the Corporation.

            Section 3. REGULAR MEETING. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as shall be determined by the Board of Directors. No notice of time, place and purpose shall be required of regular meetings of the Board of Directors.

            Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the president or by any two members of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given in writing, personally or by mail, to each Director not less than two (2) days before such meeting. The notice shall state the time, place and the purpose, or purposes, for which the meeting is called. If notice of a special meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the Director at his last known post office address.

            Section 5. WAIVER OF NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of the Board of Directors may be waived either before or after the time stated in such notice. A waiver of notice in writing signed by the Director entitled to such notice shall be equivalent to the giving of


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such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            Section 6. PLACE OF MEETINGS. All regular and special meetings of the Board of Directors shall be held at the principal office of this Corporation, or at such other place or places within or without the state, as said Board may designate.

            Section 7. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as an unanimous vote of the Directors, and may be stated as such in any writing or document. Such written consent shall be filed in the Corporation's minute book in the same manner as minutes of meetings.

            Section 8. TELEPHONE AND SIMILAR MEETINGS. Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction on the ground the meeting is now lawfully called or convened.

            Section 9. QUORUM. A majority of the Directors of this Corpora-


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

tion shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Business Corporation Act of the State of Alabama, this Corporation's certificate of incorporation, or by these Bylaws.

            Section 10. VOTING. At all meetings of the Board of Directors, each Director shall have one vote.

            Section 11. COMPENSATION. Directors shall have authority to fix the compensation to be paid for their services as Directors. Nothing shall preclude any Director from serving the Corporation in any other capacity as an officer, agent or otherwise, and received compensation therefor.

            Section 12. CONTRACTS. In the absence of fraud, no contract or other transaction between this Corporation and any other Corporation shall be affected by the fact that Directors of this Corporation are Directors of such other corporation, if such fact shall be disclosed or known to the Board of Directors, and such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors present at a meeting of the Board of Directors or the committee of this Corporation having authority in the premises. Any Director individually, or any firm of which any Director is a partner, may be a party to or may be interested in any contract or transaction of this Corporation provided such interest be disclosed and that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the Directors


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

present at a meeting of the Board of Directors or the committee of this Corporation having authority in the premises. No Director shall be liable to account to this Corporation for any profit realized by him from or through any such transaction or contract of this Corporation, ratified or approved as aforesaid, by reason of his interest in such transaction or contract. Directors interested in such contract or transaction shall not be disqualified from voting on such contract or transaction because of their interest therein.

                                   ARTICLE IV

                                   COMMITTEES

            Section 1. DESIGNATION OF COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. No member of any committee shall continue to be a member of it after he ceased to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence.

            Section 2. POWERS OF COMMITTEES. Any committee established by resolution of the Board of Directors, to the extent provided in the resolution establishing it end subject to such limitations contained in the


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

resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be fixed to all papers which may require it, but shall not have the authority of the Board of Directors with reference to amending the certificate of incorporation, adopting a plan or merger or consolidation, recommending to the stockholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation, nor, unless otherwise authorized by a resolution, the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee within the functions established by the resolution of the Board of Directors may also formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation.

            Section 3. MEETINGS. Meetings of such committees, regular or special, may be held either within or without the State of Alabama. Regular meetings may be established by resolution of the Board of Directors, and no notice shall be required thereof. Special meetings of the committees shall be called at the request of any member of the committee and shall be held upon notice delivered personally or by mail, telephone, or telegraph, within two (2) days of the meeting. Notice may be waived in writing either before or after the time of the meeting. Attendance of any member of a committee shall constitute waiver of notice of the meeting.

            Section 4. RECORD OF PROCEEDINGS. Any committee established by the resolution of the Board of Directors shall keep minutes of its acts and


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

proceedings. These minutes shall be submitted to the next succeeding meeting of the Board of Directors for approval, but failure to submit or to receive approval of such minutes shall not invalidate any action taken upon authorization contained in them.

            Section 5. QUORUM. A majority of any committee established by the Board of Directors shall be necessary to constitute a quorum for the transaction of any business. The act of majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

            Section 6. COMPENSATION. The Board of Directors may vote to the members of any committee established by it such compensation as it deems proper for the performance of the duties required of such members of the committee.

                                    ARTICLE V

                                    OFFICERS

            Section 1. ELECTION AND APPOINTMENT. At the first meeting of the Board of Directors after the annual meeting of the Stockholders, the Directors shall choose a president, such vice-presidents as it deems necessary, a secretary, a treasurer and such other officers, including assistant officers, as the Corporation from time to time may need, none of whom need be Directors, except the Chairman of the Board. Any two offices or more may be held by one person. All of said officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of the Stockholders or until their respective successors shall be duly elected and shall qualify. If any vacancy occurs among the above offices, such vacancy may be


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

filled for the remainder of the term by the Board of Directors, at a regular or special meeting thereof, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

            Section 2. SUSPENSION AND REMOVAL. Any officer of the Corporation appointed by the Board of Directors may be removed or suspended by a majority vote of the Board of Directors at any time, with or without cause. Any agent or employee appointed or employed by the president may be removed or discharged or suspended by him at any time, with or without cause.

            Section 3. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Board may elect a chairman of the board. The chairman of the board shall be the chief executive officer and shall be chosen from among the Directors, shall preside at all meetings of the Board of Directors, if present, and shall, in general, perform all duties incident to the office of chairman of the board and such other duties as may be assigned to him by the Board of Directors.

            Section 4. POWERS AND DUTIES OF THE PRESIDENT. The president, if there is no chairman of the board, may also be designated the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. It shall be the duty of the president, in the absence of the chairman of the board, to preside at Stockholders' meetings and at all meetings of the Board of Directors. The president, in the absence of the chairman of time board, shall cause to be called regular and special meetings of the Stockholders and Directors in


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

accordance with these Bylaws. The president, subject to the approval of the Board of Directors, shall appoint and remove, employ and discharge, and fix the compensation of all agents and employees of this Corporation other than officers appointed by the Board. The president shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. The president shall sign or countersign all certificates of stock and notes, drafts or bills of exchange, acceptances and other instruments, for the payment of money duly drawn by the treasurer. He shall submit a report of the operations of this Corporation for each year to the Directors at their last regular meeting in such year, or at a special meeting called for that purpose before the annual meeting of Stockholders, and to the Stockholders at their annual meeting, and from time to time he shall report to the Directors all matters within his knowledge which the interest of this Corporation may require to be brought to their notice. In general, he shall perform all the duties incident to his office.

            Section 5. POWERS AND DUTIES OF THE VICE PRESIDENT. The executive vice-president of this Corporation, and, if there shall be such, the additional vice presidents of this Corporation, shall generally assist the president and shall perform such duties as may be assigned by the Board of Directors. In the event of the death, resignation, absence or inability to act of the president, the executive vice president, or, if there shall be such, additional vice president or vice presidents, in the order determined


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

by the Board of Directors, shall assume and discharge pro tempore the powers and duties of the president of this Corporation.

            Section 6. POWERS AND DUTIES OF THE SECRETARY. The secretary shall be ex officio secretary of the Board of Directors. He shall keep the minutes of all meetings of the Board of Directors and Stockholders. He shall have charge of the corporate books and records. He shall keep in custody the seal of this Corporation, and from time to time affix the seal to any instrument requiring the same. He shall be authorized to sign certificates of stock with the president. He shall keep accounts of stock registered and transferred in the manner prescribed by law. He shall give and serve all notices to the Stockholders and Directors, except that notice for special meetings of Directors called at the request of two (2) Directors, as provided in Section 4 of Article III of these Bylaws, may be issued by such Directors. In general, he shall perform all the duties incident to his office.

            Section 7. POWERS AND DUTIES OF THE TREASURER. The treasurer shall have the care and custody of and be responsible for all the funds, securities, evidences of indebtedness and other valuable documents of the Corporation, and deposit all such funds in the name of the Corporation in such banks, or trust companies, or other depositaries, or in such safe deposit vaults as the Board of Directors may designate. The treasurer shall sign, make and endorse in the name of the Corporation all checks, notes, drafts, bills of exchange, acceptance and other instruments for the payment of money, and pay out and dispose of same and receipt therefor, under the


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

direction of the president or the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the Stockholders. The treasurer shall keep at the office of the Corporation full and accurate books of account of all its business and transactions and such other books of account as the Board of Directors may require, and shall exhibit the same to any Director of the Corporation upon application therefor. He shall be authorized to sign certificates of stock with the president. In general, he shall perform all the duties incident to his office. He shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors may prescribe.

            Section 8. ASSISTANT OFFICERS. The Board of Directors may elect one or more assistants to any officer, and any such assistant shall exercise the duties of his office in the absence of the officer whom he has been elected to assist.

            Section 9. RETURNS AND STATEMENTS. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists or statements required by law to be made and filed by him, and to make full report to the Board of Directors respecting the affairs of the Corporation in his charge whenever he may be requested to do so.

            Section 10. COMPENSATION. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude his from receiving a salary or from voting upon the resolution providing the same.


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

            Section 11. EMERITUS STATUS. The Board of Directors, at its discretion, may grant the honorarium of emeritus status to any officer serving or who has previously served the Corporation. The Board of Directors may authorize and delegate such individual serving in such status such duties and responsibilities as the Board of Directors determines necessary or desirable for the corporation to derive the benefit of the experience, wisdom and skills possessed by such individual serving in such status.

                                   ARTICLE VI

                                  CAPITAL STOCK

            Section 1. CERTIFICATES REPRESENTING SHARES OF STOCK. The shares of stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors. Certificates of stock shall be signed by the chairman of the board or by the president or a vice-president, and by the secretary or treasurer, or assistant secretary or treasurer, and shall be sealed with the corporate seal (which may be a facsimile engraved or printed upon the certificate). Unless the Board of Directors shall determine to the contrary, any or all such signatures may be facsimile, even though the signature of a transfer agent or registrar, if any, is also facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar, before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such an officer, transfer agent, or registrar, at the date of its issue.


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            Section 2. TRANSFER AGENT AND REGISTRAR. The Board of Directors may
appoint a transfer agent or agents and a registrar for the stock of the Corporation. The transfer agent shall be in charge of the issue, transfer, and cancellation of shares of stock and shall countersign all stock certificates, which countersignatures may be by facsimile unless the Board of Directors determines to the contrary. The transfer agent shall maintain stock transfer books, which shall include a record of the Stockholders, with their names and addresses and the number of shares held by each. The transfer agent shall prepare voting lists for meetings of Stockholders, produce and keep open these lists at meetings, and perform such other duties as may be delegated by the Board of Directors of the Corporation. Stockholders shall give notice of changes of their addresses to the transfer agent. The registrar shall be in charge of preventing the over issue of shares, shall register all stock certificates, and perform such other duties as may be delegated by the Board of Directors. The transfer agent and registrar may be one in the same person, corporation or other entity.

            Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (1) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (2) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (3) gives bond in such form, and with surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (4) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed, or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer the holder of record is precluded from making any claim against the Corporation.

            Section 5. RECORD HOLDERS. This Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Alabama.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 1. CORPORATE SEAL. The Directors shall provide a suitable corporate seal, which seal may include the following words and figures:

                                   Corporation
                                     Alabama

            Section 2. CONTRACTS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, employee or employees to enter into any contract or other instrument on behalf of this Corporation, and such authority may be general or confined to specific instances. Except as herein provided or as authorized by the Board of Directors, no officer, agent or employee, other than the president, vice-president, secretary, or treasurer shall have any power or authority to bind this Corporation by any contract or engagement, or to pledge its credit or to render it liable, for any purpose or for any amount.

            Section 3. DEPOSITS, CHECKS AND DRAFTS. All checks and drafts or funds of this Corporation shall be deposited from time to time to the credit of this Corporation in such banks, or trust companies, or to other depositaries, as the Board of Directors may from time to time designate. All checks shall be drawn out of the regular checkbooks of this Corporation and upon the stub of each such check, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other orders for the payment of money or other evidences of the indebtedness of this Corporation shall be signed as shall from time to time be designated by resolution of the Board of Directors.

            Section 4. DIVIDENDS. The Directors shall from time to time declare dividends upon the capital stock from the earned surplus arising from the business of the Corporation as and when they deem expedient. Before declaring any dividend there may be reserved out of the accumulated profits such sum or sums as the Directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as, in the opinion of the Directors, is conducive to the interest of the Corporation.

            Section 5. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expensed (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any class, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the Stockholders.

            (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon time and conditions, if any, as the Directors deem appropriate.

            (f) The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Stockholders, or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

            Section 1. ALTERATIONS, AMENDMENTS OR REPEALS. The Board of Directors may make, amend and repeal the Bylaw of the Corporation, at any annual meeting or at a special meeting called for that purpose. However, the increase or decrease of the Board of Directors within the limits established by these Bylaws shall be the right of the Stockholders at any annual meeting or special meeting called for that purpose; such increase or decrease shall be by majority vote of all the issued and outstanding stock of the Corporation.


                                                  /s/ [ILLEGIBLE]
                                                  ------------------------
                                                  President


/s/ [ILLEGIBLE]
----------------------
Secretary

            Amendment to By Laws dated November 11, 1997

            WHEREAS, the Corporation is the owner, directly or indirectly, of all of the outstanding capital stock of each of Copy Service and Supply, Inc., a North Carolina corporation, Office Furniture Concepts, Inc., a North Carolina corporation, Felco Office Systems, Inc., a Texas corporation, American Photocopy Equipment Company of Pittsburgh, Inc., a Delaware corporation, Berney, Inc., an Alabama corporation, Southern Copy Systems, Inc., an Alabama corporation, Conway Office Products, Inc., a New Hampshire corporation, Business Equipment Unlimited, Inc., a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Electronic Systems, Inc., a Virginia corporation, Southern Business Communications, Inc., a Georgia corporation, Quality Business Systems, Inc., a Washington corporation, and Duplicating Specialties, Inc., an Oregon corporation; and

            WHEREAS, the Board of Directors of the Corporation hereby deem it to be in the best interests of the Corporation that the Corporation, as the sole stockholder or the parent of the sole stockholder of each of the Subsidiaries, hereby amends each of the Subsidiaries' bylaws in order to provide more efficient and modern means for conducting the business of meetings for such Subsidiaries' stockholders and boards of directors; NOW, THEREFORE, BE IT

            RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any authorized person may call a meeting of the Board of Directors of such company upon 24 hours written notice (which notice may be given by facsimile transmission);

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any meeting of the Board of Directors of such company may be held in person or by telephone;

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any action of the stockholders of the Corporation may be taken by unanimous written consent except as otherwise required by law to be held at a meeting of the stockholders of such company; and

            FURTHER RESOLVED, that the Corporation hereby ratifies all actions previously taken by the officers of the Corporation in connection with the amendments to its Subsidiaries' Bylaws to comply with all the requirements and conditions in connection therewith, and all other actions taken incidental thereto.


                                       -1-